EXHIBIT NO. 99.(m) 3

MFS FUNDS

AMENDED AND RESTATED MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

UNDER THE

INVESTMENT COMPANY ACT OF 1940

Effective January 1, 1997,

Amended and Restated effective:

April 26, 2005

January 24, 2006

April 25, 2006

October 25, 2006

December 28, 2007

March 1, 2008

April 19, 2008

September 23, 2008

October 1, 2008

March 1, 2009

Exhibit A: Funds and Share Classes Covered by Rule 12b-1 Plan, as of:

July 26, 2005 (Addition of MFS Series Trust XII)

January 24, 2006 (Addition of Class W Shares)

April 25, 2006 (Addition of MFS Diversified Income Fund)

July 26, 2006 (Addition of MFS Sector Rotational Fund)

October 25, 2006 (Addition of Class B1 Shares of MFS Municipal Income Fund)

February 27, 2007 (Termination of Class 529 Shares of MFS Strategic Growth Fund, MFS

Emerging Growth Fund, MFS Research fund, MFS Capital Opportunities Fund, MFS Bond

Fund, MFS Inflation-Adjusted Bond Fund, MFS Strategic Value Fund and MFS

Government Securities Fund)

April 24, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J

Shares on or about May 25, 2007)

June 20, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J

Shares)

June 22, 2007 (Termination of MFS Strategic Growth Fund, MFS Capital Opportunities

Fund, MFS Investment Grade Bond Fund and MFS Municipal Bond Fund)

September 25, 2007 (Redesignation of MFS Government Limited Maturity Fund as MFS

Series Trust XV and Addition of MFS Diversified Target Return Fund)

December 28, 2007 (Addition of Class W, Class R1, Class R2 and R3 Shares of MFS Sector

Rotational Fund)

March 1, 2008 (Addition of Class W Shares of MFS Utilities Fund)

April 1, 2008 (Redesignation of MFS Emerging Growth Fund as MFS Growth Fund)

June 1, 2008 (Redesignation of MFS Union Standard Equity Fund as MFS Blended

Research Core Equity Fund; and Establishment of Class W, R1, R2 and R3 Shares of MFS

High Yield Opportunities Fund)

July 1, 2008 (Establish Class R1, R2 and R3 Shares of MFS Diversified Income Fund)

September 1, 2008 (Establish Class W Shares of MFS Utilities Fund and MFS Bond Fund)

September 23, 2008 (Addition of MFS Commodity Strategy Fund and MFS Fundamental

103/30 Fund, each a series of MFS Series Trust XV, and MFS Global Real Estate Fund, a

series of MFS Series Trust XIII)

October 1, 2008 (Addition of Class R1, R2, and R3 Shares of MFS Emerging Markets

Equity Fund, MFS International Growth Fund and MFS International Value Fund, and

Class W Shares of MFS Emerging Markets Equity Fund and MFS International

Diversification Fund)

December 1, 2008 (Addition of Class R1, R2, and R3 Shares of

MFS Emerging Markets Debt Fund

January 1, 2009 (Addition of Class W Shares of

MFS New Discovery Fund)

March 1, 2009 (Termination of Class J Shares of MFS Global Equity Fund)

July 31, 2009 (Termination of MFS Floating Rate High Income Fund, MFS New Endeavor

Fund, and MFS Strategic Value Fund)

May 31, 2010 (Addition of MFS Global Bond Fund)

Exhibit B: Funds for Which Distributor May Receive Unexpended Service Fees Paid by

Class A Shares as Compensation for Distribution Activities on Behalf of those Shares,

as of:

June 22, 2007 (Termination of MFS Capital Opportunities Fund and Addition of MFS

Core Equity)

April 1, 2008 (Redesignation of MFS Emerging Growth Fund as MFS Growth Fund)

July 31, 2009 (Removal of MFS Growth Opportunities Fund)

EXHIBIT B

Funds for Which Distributor May Receive Unexpended Service Fees Paid by Class A

Shares as Compensation for Distribution Activities on Behalf of those Shares

As of: July 31, 2009

FUND

Massachusetts Investors Trust

Massachusetts Investors Growth Stock Fund

MFS Series Trust I – MFS Core Equity Fund

MFS Series Trust II – MFS Growth Fund

MFS Series Trust III – MFS High Income Fund

MFS Series Trust V – MFS Total Return Fund

                             – MFS Research Fund

MFS Series Trust VIII – MFS Strategic Income Fund

MFS Series Trust IX – MFS Bond Fund